Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

July 16, 2026

Keith Murphy

Executive Chairman

VivoSim Labs, Inc.

11555 Sorrento Valley Rd, Suite 100

San Diego, CA 92121

Dear Mr. Murphy:

This agreement (the “Agreement”) constitutes the agreement between A.G.P./Alliance Global Partners (the “Placement Agent”) and VivoSim Labs, Inc., a Delaware corporation (the “Company”), that the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of unregistered (i) shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded Common Stock purchase warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), and (iii) Common Stock purchase warrants to purchase shares of Common Stock (the “Common Warrants”). The Shares, the Pre-Funded Warrants, the Common Warrants, and the shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants are hereinafter referred to as the “Securities.” The Securities will be offered in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The terms of the Placement shall be mutually agreed upon by the Company, Placement Agent and the purchasers of the Securities (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including the Purchase Agreement (as hereinafter defined) shall be collectively referred to herein as the “Transaction Documents.” Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one or more closings (each a “Closing” and the date on which each Closing occurs, a “Closing Date”). The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a best efforts basis only and that the execution of this Agreement does not constitute a legal or binding commitment by the Placement Agent to purchase the Securities or introduce the Company to investors and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of the Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

Section 1. Representations and Warranties of the Company; Covenants of the Company.

(a) Representations of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that:

(i) Assuming the accuracy of the Purchasers’ representations and warranties set forth in the Purchase Agreement, no registration under the Securities Act is required for the offer and sale of the Securities.

(ii) There are no affiliations with any Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm among the Company’s officers, directors or, to the knowledge of the Company, any ten percent (10.0%) or greater stockholder of the Company.

(b) Covenants of the Company. The Company further covenants and agrees with the Placement Agent as follows:

(i) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Purchasers may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(ii) Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the shares of Common Stock.

Section 2. Representations of the Placement Agent. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934 as amended (the “Exchange Act”) and the securities laws of each state in which an offer or sale of Securities is made (unless exempted from the respective state’s broker-dealer registration requirements), (iii) is licensed as a broker/dealer under the laws of the states applicable to the offers and sales of the Securities by such Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status as such. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

Section 3. Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its designee its pro rata portion (based on the Securities placed) of the following compensation with respect to the Securities which it is placing:

(a) A cash fee (the “Cash Fee”) equal to an aggregate of 6.50% of the aggregate Subscription Price paid by each Purchaser. The Cash Fee shall be paid at each Closing.

(b) Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees to reimburse the Placement Agent for actual, reasonable and documented out-of-pocket accountable legal expenses of its legal counsel, in an amount not to exceed an aggregate of $70,000 (inclusive of any advances received by the Placement Agent from the Company) and a non-accountable expense allowance that shall not exceed $15,000. The Company will reimburse Placement Agent directly upon the Closing from the gross proceeds raised in the Placement.

(c) The Placement Agent shall be entitled to compensation under Section 3(a), calculated in the manner set forth herein with respect to any public or private offering, equity-linked, preferred, convertible or debt securities, or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is both (i) provided to the Company by investors that were specifically introduced to the Company by the Placement Agent during the term of this Agreement, investors that contacted the Placement Agent, or investors that participate in this Placement; and (ii) consummated at any time within the nine (9)-month period following the expiration or termination of this Agreement. The issuance of any stock or equity of the Company to its officers, directors, employees, or consultants shall not be deemed a Tail Financing.

(d) The Placement Agent reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that such Placement Agent’s aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.

Section 4. Engagement Term. The Placement Agent’s engagement hereunder shall be until the earlier of (i) the Closing Date and (ii) August 15, 2026 (the “Termination Date”), provided, however, the Placement Agent may terminate this Agreement prior to the Termination Date if it reasonably determines that it is unsatisfied with the results of its due diligence investigation, notwithstanding its best efforts to complete the Placement. The Company may terminate the engagement hereunder for any reason prior to the Termination Date. If this Agreement expires or terminates prior to the completion of the Placement, the Company shall reimburse expenses incurred by the Placement Agent, pursuant to Section 3 hereof but in no event greater than the amounts set forth in Section 3, up to and including the Termination Date. The Placement Agent may not use any confidential information concerning the Company provided by the Company for any purposes other than those contemplated under this Agreement.

Section 5. Placement Agent Information. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

Section 6. Indemnification.

(a) To the extent permitted by law, with respect to the Securities, the Company shall indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members, and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses, and liabilities, as the same are incurred (including reasonable actual and documented fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement including claims related to the best efforts public offering conducted by the Company represented by the Placement Agency Agreement, entered into by and between the Company and Joseph Gunnar & Co., LLC on March 31, 2026 (the “March 2026 Agreement”), except to the extent that any losses, claims, damages, expenses, or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s fraud, bad faith, willful misconduct or gross negligence in performing the services described herein. Notwithstanding anything set forth herein to the contrary, the Company agrees to indemnify the Placement Agent, to the fullest extent set forth in this Section 6, against any and all claims asserted by any person or entity alleging that the Placement Agent was not permitted or entitled to act as a placement agent herein, or that the Company was not permitted to hire or retain the Placement Agent herein, including but not limited to any claims arising out of any purported right of first refusal another person or entity claims to have to act as a placement agent or any similar role with respect to the Company or its securities; provided, that the foregoing indemnity in this sentence shall not apply to the extent such claim arises from the Placement Agent’s own fraud, bad faith, willful misconduct, or gross negligence of this Agreement.

(b) Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will immediately notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure or delay by the Placement Agent to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses or materially adversely impacts the Company. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the actual, reasonable and documented fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be a conflict of interest under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to reasonable fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action, or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld, conditioned or delayed. The Company will not be liable for settlement of any action effected without its written consent, which may not be unreasonably withheld, conditioned, or delayed.

(c) The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement or the March 2026 Agreement.

(d) If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, other than as a result of the Placement Agent’s fraud, bad faith, willful misconduct or gross negligence, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages, or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages, or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages, and liabilities referred to above shall be deemed to include any actual, reasonable and documented legal or other fees and expenses incurred in defending any litigation, proceeding, or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

(e) The provisions of this Section 6 will remain in full force and effect, survive the expiration or termination of this Agreement, and be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or the March 2026 Agreement, whether or not the transaction contemplated by this Agreement is completed.

Section 7. No Fiduciary Relationship. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions of Section 6 hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of such Placement Agent hereunder, all of which are hereby expressly waived.

Section 8. Closing. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on each Closing Date, of the representations and warranties on the part of the Company and its subsidiaries contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to, and acknowledged and waived by, the Placement Agent:

(a) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Purchase Agreement, the Securities, and all other legal matters relating to this Agreement and the Purchase Agreement, and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(b) The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinions, addressed to the Placement Agent and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(c) On each Closing Date, Placement Agent shall have received a certificate of the chief executive officer of the Company, dated as of the Closing Date, to the effect that, as of the date of this Agreement and as of the applicable date, the representations and warranties of the Company contained herein and in the Purchase Agreement were and are accurate in all material respects, except for such changes as are contemplated by this Agreement and except as to representations and warranties that were expressly limited to a state of facts existing at a time prior to the applicable Closing Date, and that, as of the applicable date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed in all material respects.

(d) On each Closing Date, Placement Agent shall have received a certificate of the Secretary of the Company, dated, as applicable, as of the date of such Closing, certifying to the organizational documents, good standing in the state of incorporation of the Company and board resolutions relating to the Placement of the Securities from the Company.

(e) Neither the Company nor any of its subsidiaries (i) shall have sustained since the date of the latest audited financial statements (the “Financial Statements Date”) included in the Company’s filings (the “SEC Filings”) with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the SEC Filings, (ii) since the Financial Statements Date, except as disclosed in the SEC Filings, there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, and (iii) since the Financial Statements Date there shall not have been any new or renewed inquiries by the Commission, FINRA or any other regulatory body regarding the Company, the effect of which, in any such case described in clause (i), (ii) or (iii), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Transaction Documents.

(f) The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares and the shares of Common Stock underlying the Pre-Funded Warrants and Common Warrants shall be listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange, or an application for such listing shall have been submitted to the Trading Market, and satisfactory evidence of such action shall have been provided to the Placement Agent. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

(g) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect, or would reasonably be expected to materially and adversely affect, the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect, or would reasonably be expected to materially and adversely affect, the business or operations of the Company.

(h) The Company shall have prepared and filed, or shall promptly file after the Closing as required under the rules of the Commission, with the Commission a Form 8-K with respect to the Placement, including this Agreement as an exhibit thereto.

(i) The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers.

(j) FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Placement Agent or to Placement Agent’s counsel pursuant to this Section 8 shall not be reasonably satisfactory in form and substance to the Placement Agent and to Placement Agent’s legal counsel, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal actions or proceedings (each, an “Action or Proceeding”) concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Action or Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 6, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable, actual and documented attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Section 10. Entire Agreement/Misc. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof, including the Engagement Agreement. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

Section 11. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address specified on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the first (1st) Trading Day following the date of mailing, if sent by U.S. nationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

Section 12. Press Announcements. The Company agrees that the Placement Agent shall, from and after each Closing, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Thomas Higgins
Name:	Thomas Higgins
Title:	Managing Director

Address for notice:
590 Madison Avenue, 28th Floor New York, New York 10022

Agreed and accepted to as of the date first written above:

VIVOSIM LABS, INC.

By:	/s/ Keith Murphy
Name:	Keith Murphy
Title:	Executive Chairman

Address for notice:
11555 Sorrento Valley Rd, Suite 100, San Diego, CA 92121
Email:

[Signature Page to VIVS July 2026 Placement Agency Agreement]